                    UNION TEXAS PETROLEUM ENERGY CORPORATION

                                     BYLAWS

                               DATED MAY 18, 1993



                                   ARTICLE I

                                    OFFICES

        Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

        Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        Section 1. All meetings of the stockholders for the election of directors shall be held in the City of HOUSTON, State of TEXAS, at such place as may be fixed from time to time by the board of directors or at such other place either within or without the State of Texas as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2. Unless otherwise set by the board of directors, annual meetings of stockholders shall be held on the third Tuesday of May if not a legal holiday, and if a









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legal holiday, then on the next secular day following, at 3:00 p.m., at which the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

        Section 3. Subject to the provisions of Article IV, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.

        Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        Section 5. Written notice of a special meeting of stockholders stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

        Section 6. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice or whatever business the stockholders mutually agree to consider.

        Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the





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stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

        Section 9. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                                  ARTICLE III

                                   DIRECTORS

        Section 1. The number of directors which shall constitute the whole board shall be not less than three nor more than ten. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each





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director elected shall hold office until his successor is elected and qualifies.  Directors need not be stockholders.

        Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

        Section 3. The business of the Corporation shall be managed under the direction of its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.


                       MEETINGS OF THE BOARD OF DIRECTORS

        Section 4. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided





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for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

        Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board or stockholders.

        Section 7. Special meetings of the board may be held at any time upon the call of the President, any Vice President, or the Secretary by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting.

        Section 8. At all meetings of the board two directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 9. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board.





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                                  RESIGNATIONS

       Section 10. Any director or officer of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the
Corporation.   Such resignation shall take effect at the time specified
therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE IV

                                    NOTICES

        Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given orally or by telegram.

        Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                            COMMITTEES OF THE BOARD

        Section 1. The board of directors may, by resolution or resolutions passed by a majority of the whole board of directors, designate one or more directors to constitute an Executive Committee and such other committees as the board of directors may





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determine, each of which committees to the extent provided in said resolution or resolutions or in these bylaws, shall have and may exercise all the powers of the board of directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the board of directors is specifically denied to the Executive Committee or such other committee or committees by law, the certificate of incorporation or these bylaws, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

        Section 2. The board of directors may designate one or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. If no alternate members have been appointed, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to dissolve, any committee.

        Section 3. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at a meeting of any committee designated by the board of directors may be taken without a meeting if all the members of the committee consent thereto in writing and the writing or writings are filed with the minutes of the committee proceedings.





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                                   ARTICLE VI

                                    OFFICERS

        Section 1. The officers of the Corporation shall be chosen by the board of directors and shall be a president, a vice president, a secretary, a controller and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers or other officers as deemed necessary. Two or more offices may be held by the same person.

        Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the board.

        Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

        Section 4. The salaries of all officers and agents of the Corporation may be fixed by the board of directors. The board of directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents.

        Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the board of directors.





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                                   PRESIDENT

        Section 6. The President shall perform such duties as from time to time shall be assigned to him by the Board of Directors. He shall also be the chief operating officer of the Corporation and shall generally supervise and direct the business and affairs of the Corporation. He may execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, and any and all other contracts or obligations of the Corporation.

                              THE VICE PRESIDENTS

        Section 7. The Vice Presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. They may execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, and any and all other contracts or obligations of the Corporation.

                    THE SECRETARY AND ASSISTANT SECRETARIES

        Section 8. The Secretary or other person acting in that capacity shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform





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such other duties as may be prescribed by the board of directors or the
President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, affix the same to any instrument requiring it and, when so affixed, such instrument may be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

        Section 9. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

             THE TREASURER, THE CONTROLLER AND ASSISTANT TREASURERS

       Section 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

       Section 11. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

       Section 12. If required by the board of directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or





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sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

       Section 13. The Controller and the Assistant Treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  ARTICLE VII

                             CERTIFICATES OF STOCK

        Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the President or the Vice President, the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock, the designations, preferences and relative, participating, optional or other special rights of each class and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock.





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                               LOST CERTIFICATES

        Section 2. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                   DIVIDENDS

        Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

        Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves





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to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

        Section 3. The persons from time to time holding the position of President, Vice President, Secretary, Treasurer or Controller, of the Corporation, acting by written instrument signed by any two of them are hereby authorized: (1) to open or close any bank account of the Corporation, including Operating Company accounts; (2) to designate the use of any such account; (3) to grant authority to any person or combination of persons to sign checks, by manual or facsimile signature, or issue instructions for the withdrawal of funds from any account maintained by the Corporation; (4) to revoke the authority of any person or persons to sign checks or to issue instructions; (5) to establish a maximum amount as to which any person or combination of persons shall be authorized to sign checks or issue instructions; and (6) to take all further actions, and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation, as in their judgment shall be necessary, proper or advisable in connection with the foregoing.

                                  FISCAL YEAR

        Section 4. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.





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                                      SEAL

        Section 6. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                INDEMNIFICATION

        Section 1.(a) The Corporation shall indemnify, in the manner and to the full extent authorized by law (as now in effect or later amended), any person who was or is a witness in or a party to, or who is threatened to be made a party to, any action, suit or proceedings, whether criminal, civil, administrative or investigative, by reason, in whole or in part, of the fact that he is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served in any other corporation or enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation.

              (b) Without limitation of subsection (a) above, the Corporation shall indemnify any person who was or is a witness, a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation or any predecessor of the Corporation) by reason of the fact that such person is or was, at any time prior to or during which this Article IX is in effect, a director or officer of the Corporation or any predecessor of the Corporation, or is or was, at any time prior to or during which this Article IX is in effect, serving at the request of the Corporation or any predecessor of the Corporation as a director, officer,





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employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or any predecessor of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or any predecessor of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

              (c) Without limitation of subsection (a) above, the Corporation shall indemnify any person who was or is a witness, a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or any predecessor of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was, at any time prior to or during which this Article IX is in effect, a director or officer of the Corporation or any predecessor of the Corporation, or is or was, at any time prior to or during which this Article IX is in effect, serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses





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(including attorneys' fees) and amounts paid in settlement, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to the amounts paid in settlement, the settlement is determined to be in the best interests of the Corporation; provided, that no indemnification shall be made under this subsection (c) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall deem proper.

              (d) Any indemnification under subsections (b) or (c) (unless ordered by the Delaware Court of Chancery or other court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (b) and (c). Such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel, selected by the board of directors; or (3) by the stockholders. In the event a determination is made under this subsection





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(d) that the director or officer has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

              (e)   In addition to and without limitation of subsections (b) or
(c) above, expenses incurred by a person who is or was a director or officer of the Corporation, in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article IX.

              (f) If a claim under this Article IX is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the





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claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

              (g) It is the intention of the Corporation to indemnify the persons referred to in this Article IX to the fullest extent permitted by law (as now in effect or later amended) and with respect to any action, suit or proceeding arising from events which occur at any time prior to or during which this Article IX is in effect. The indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, the certificate of incorporation, agreement, vote of stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of his or her heirs, legal representatives and assigns. The provisions of this Article IX are contract rights which (i) are for the benefit of, and may be enforced by, each director or officer of the Corporation the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and each such director or officer and (ii) constitute a continuing offer to all present and future directors or officers of the Corporation. The Corporation, by its adoption of these bylaws, (i) acknowledges and agrees that each present and future director or officer





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of the Corporation has relied upon and will continue to rely upon the provisions of this Article IX in becoming, and serving as, a director or officer of the Corporation or, if requested by the Corporation, a director, officer, employee, agent, trustee or the like of another corporation or other enterprise, (ii) waives reliance upon, and all notices of acceptance of, such provisions by such directors or officers and (iii) acknowledges and agrees that no present or future director or officer of the Corporation shall be prejudiced in his right to enforce the provisions of this Article IX in accordance with their terms by any act or failure to act on the part of the Corporation. No amendment, modification or repeal of this Article IX or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future director or officer of the Corporation to be indemnified or advanced expenses by the Corporation, nor the obligation of the Corporation to indemnify or advance expenses to any such director or officer under and in accordance with the provisions of this Article IX as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claim may arise or be asserted. The provisions of this Article IX shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of each director or officer of the Corporation and his or her heirs, legal representatives and assigns.

              (h) The indemnification provided by this Article IX shall be subject to all valid and applicable laws, and, in the event this Article IX or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article IX shall be regarded as modified so that this Article and the indemnification





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provided for herein shall be valid and enforceable to the greatest extent permitted by applicable laws, and, as so modified, this Article shall continue in full force and effect.

                                   ARTICLE X

                                   AMENDMENTS

        Section 1. Except as otherwise expressly provided in the certificate of incorporation, the directors, by the affirmative vote of a majority of the entire board of directors and without the assent or vote of the stockholders, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, make, repeal, alter, amend or rescind any of these bylaws. The stockholders shall not make, repeal, alter, amend or rescind any of the provisions of these bylaws except by the holders of not less than a majority of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article X as one class.





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